EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-30519) of FirstBank Northwest 401(k) Plan of our report dated May 25, 2005, relating to the financial statements of FirstBank Northwest 401(k) Plan, which appear in FirstBank Northwest 401(k) Plan's Annual Report (Form 11-K) as of and for the year ended December 31, 2004.


/s/ MOSS ADAMS, LLP

Spokane, Washington
June 28, 2005